UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2006
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Marcus Ave., Suite M04,
Lake Success, NY 11042
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (516) 734-3600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 2, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of DealerTrack Holdings, Inc. (the “Company”) approved long-term performance equity awards consisting of restricted common stock for certain of the Company’s named executive officers, as defined in Regulation S-K Item 402(a)(3). The restricted stock awards vest in full on January 31, 2010, provided that the executive officer remains employed at the Company on such date. The amount that will vest at such time is subject to the achievement of certain pre-established performance goals for fiscal years 2007, 2008 and 2009. These performance goals are equally based on both the Company’s earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”) and the market value of the Company’s common stock, in each case as measured on the last day of the fiscal year. The awards will accelerate in full upon a change of control, if any. A copy of the form of Restricted Stock Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The Compensation Committee approved awards to each of the individuals identified below in the following amounts:

Name	Number of Shares of Restricted Common Stock
Mark O’Neil	170,000
John A. Blair	20,000
Eric D. Jacobs	50,000
David P. Trinder	35,000
The restricted stock awards were granted pursuant to the Company’s 2005 Incentive Award Plan, which was filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 28, 2005.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Restricted Stock Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 4, 2006

DealerTrack Holdings, Inc.
By:	/s/ Robert J. Cox III
Robert J. Cox III
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Form of Restricted Stock Agreement.